Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

FOR IMMEDIATE RELEASE		April 21, 2020

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FIRST QUARTER 2020

Significant Items

•	Net Loss of $1.43 Billion, or a Loss of $12.23 Per Diluted Share

•	Recorded Goodwill Impairment of $1.47 Billion

•	Excluding Goodwill Impairment, Net Earnings of $36.9 Million; $0.31 Per Diluted Share

•	Provision for Credit Losses of $112.0 Million

•	Loan and Lease Production of $790 Million; $898 Million of Net Loan Growth

•	Core Deposits Represents 82% of Total Deposits

•	Tax Equivalent Net Interest Margin of 4.31% Compared to 4.33% in Q4

•	Cost of Average Total Deposits Decreased 12 Basis Points from Q4 to 59 Basis Points

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced a net loss for the first quarter of 2020 of $1.43 billion, or $12.23 per diluted share, compared to net earnings for the fourth quarter of 2019 of $117.9 million, or $0.98 per diluted share. The decrease in net earnings in the first quarter was primarily due to a $1.47 billion goodwill impairment charge and a higher provision for credit losses attributable primarily to the significant deterioration in the economic forecast used to estimate the allowance for credit losses.

Matt Wagner, President and CEO, commented, “The COVID-19 pandemic has significantly impacted the entire economy resulting in non-essential businesses temporarily closing, record increases in unemployment, and severe declines in business activity in certain industries such as travel and restaurants among others. Our first priority is the health and safety of our employees and customers and we have implemented social distancing actions including the temporary closure of 27 bank lobbies where drive-up tellers are available, the temporary closure of 19 branches where branches are in close proximity to each other, reducing branch hours, and enabling virtually all of our non-branch employees to work remotely. We are also committed to providing essential services to existing and new customers to help them with their financial needs during this crisis. We are waiving fees and modifying loans through payment deferrals and term extensions to help small and middle-market businesses weather this downturn. All our actions are focused on doing the right thing for our employees, customers, and the communities we serve.”

Mr. Wagner continued, “The unprecedented decline in economic conditions triggered by the COVID-19 pandemic, caused a significant decline in stock market valuations in March, including our stock price. As a result, we recorded a goodwill impairment charge as our estimated fair value was less than our book value. This is a non-cash charge and has no impact on our regulatory capital ratios, cash flows or liquidity position. Our operations remain strong as evidenced by the increase in net interest income and the significant loan growth in the first quarter including $167.1 million in our Denver market.”

Mr. Wagner added, “We also took a significant provision for credit losses during the quarter driven by the bleak economic forecasts and impact from loan downgrades as we performed an extensive review of our loan portfolio with a special focus on the segments most impacted by COVID-19, including hotels, aviation, restaurants, and retail.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Three Months Ended
	March 31,	December 31,	Increase	March 31,		Increase
Financial Highlights	2020	2019	(Decrease)	2020	2019	(Decrease)
		(Dollars in thousands, except per share data)
Net (loss) earnings	$(1,433,111)	$117,881	$(1,550,992)	$(1,433,111)	$112,604	$(1,545,715)
Diluted (loss) earnings per share	$(12.23)	$0.98	$(13.21)	$(12.23)	$0.92	$(13.15)
Return on average assets	(21.27)%	1.77%	(23.04)	(21.27)%	1.77%	(23.04)
Return on average tangible equity (1)	6.88%	19.98%	(13.10)	6.88%	20.64%	(13.76)
Net interest margin ("NIM") (tax equivalent)	4.31%	4.33%	(0.02)	4.31%	4.69%	(0.38)
Yield on average loans and leases (tax equivalent)	5.54%	5.67%	(0.13)	5.54%	6.16%	(0.62)
Cost of average total deposits	0.59%	0.71%	(0.12)	0.59%	0.73%	(0.14)
Efficiency ratio	40.6%	44.8%	(4.2)	40.6%	42.4%	(1.8)
Total assets	$26,143,267	$26,770,806	$(627,539)	$26,143,267	$26,324,138	$(180,871)
Loans and leases held for investment, net of deferred fees	$19,745,305	$18,846,872	$898,433	$19,745,305	$18,307,697	$1,437,608
Noninterest-bearing demand deposits	$7,510,218	$7,243,298	$266,920	$7,510,218	$7,712,409	$(202,191)
Core deposits	$16,050,522	$16,187,287	$(136,765)	$16,050,522	$16,127,638	$(77,116)
Total deposits	$19,575,837	$19,233,036	$342,801	$19,575,837	$19,285,927	$289,910
As percentage of total deposits:
Noninterest-bearing demand deposits	38%	38%	-	38%	40%	(2)
Core deposits	82%	84%	(2)	82%	84%	(2)
Equity to assets ratio	12.97%	18.51%	(5.54)	12.97%	18.20%	(5.23)
Tangible common equity ratio (1)	9.10%	9.79%	(0.69)	9.10%	9.23%	(0.13)
Book value per share	$28.75	$41.36	$(12.61)	$28.75	$39.86	$(11.11)
Tangible book value per share (1)	$19.31	$19.77	$(0.46)	$19.31	$18.22	$1.09

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $3.1 million to $249.7 million for the first quarter of 2020 compared to $246.6 million for the fourth quarter of 2019 due mainly to a lower cost of average interest-bearing liabilities and a higher balance of average loans and leases, partially offset by a lower loan and lease yield and one less day in the first quarter. The tax equivalent yield on average loans and leases was 5.54% for the first quarter of 2020 compared to 5.67% for the fourth quarter of 2019. The decrease in the yield on average loans and leases was due principally to the repricing of variable-rate loans causing lower coupon interest.

The tax equivalent NIM was 4.31% for the first quarter of 2020 compared to 4.33% for the fourth quarter of 2019. The decrease in the NIM was due mainly to the repricing of variable-rate loans causing lower coupon interest, offset partially by the lower cost of average interest-bearing liabilities.

The cost of average total deposits decreased to 0.59% for the first quarter of 2020 from 0.71% for the fourth quarter of 2019. The lower cost of average interest-bearing deposits reflected actions taken to reduce deposit rates in light of the two emergency interest rate cuts by the Federal Reserve in March of 2020. We expect these rate reductions to be more fully realized in the second quarter as evidenced by our cost of deposits at March 31, 2020 of 0.33%.

Provision for Credit Losses

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Provision for Credit Losses	2020	2019	(Decrease)
		(In thousands)
Addition to allowance for loan and lease losses	$98,000	$1,000	$97,000
Addition to reserve for unfunded
loan commitments	14,000	2,000	12,000
Total provision for credit losses	$112,000	$3,000	$109,000

The increase in the provision for credit losses in the first quarter of 2020 was the result of the impact of the current economic forecast which reflected a significant deterioration in key macro-economic forecast variables such as unemployment and GDP, significant loan downgrades into special mention, and higher provisions on individually evaluated loans.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Income	2020	2019	(Decrease)
		(In thousands)
Service charges on deposit accounts	$2,658	$3,611	$(953)
Other commissions and fees	9,721	10,170	(449)
Leased equipment income	12,251	10,648	1,603
Gain on sale of loans and leases	87	23	64
Gain on sale of securities	182	184	(2)
Other income:
Dividends and gains (losses) on equity investments	28	(794)	822
Warrant income	837	1,240	(403)
Other	3,336	2,094	1,242
Total noninterest income	$29,100	$27,176	$1,924

Noninterest income increased by $1.9 million to $29.1 million for the first quarter of 2020 compared to $27.2 million for the fourth quarter of 2019 due primarily to a $1.6 million increase in leased equipment income and a $1.2 million increase in other income, offset partially by a $1.0 million decrease in deposit service charges. The increase in leased equipment income was due to early lease terminations, which resulted in higher termination gains and accretion of deferred fees. The increase in other income was due mainly to $1.1 million of bankruptcy proceeds received related to a former credit. The decrease in deposit service charges was due mainly to waivers of various fees (service charges, wire fees, overdraft fees, NSF fees) to offer assistance to our customers during the COVID-19 crisis.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Expense	2020	2019	(Decrease)
		(In thousands)
Compensation	$61,282	$74,637	$(13,355)
Occupancy	14,207	14,541	(334)
Data processing	6,454	6,770	(316)
Other professional services	4,258	4,261	(3)
Insurance and assessments	4,249	4,168	81
Intangible asset amortization	3,948	4,153	(205)
Leased equipment depreciation	7,205	6,856	349
Foreclosed assets expense (income), net	66	(3,446)	3,512
Acquisition, integration and reorganization costs	-	(269)	269
Customer related expense	3,932	3,952	(20)
Loan expense	2,650	2,967	(317)
Other	9,719	5,138	4,581
Total operating expense	117,970	123,728	(5,758)
Goodwill impairment	1,470,000	-	1,470,000
Total noninterest expense	$1,587,970	$123,728	$1,464,242

Noninterest expense increased by $1.5 billion to $1.59 billion for the first quarter of 2020 compared to $123.7 million for the fourth quarter of 2019 attributable primarily to a $1.47 billion goodwill impairment charge. Excluding the goodwill impairment charge, noninterest expense decreased to $118.0 million or a decrease of $5.8 million. This $5.8 million decrease was mainly due to a $13.4 million decrease in compensation expense, partially offset by a $4.6 million increase in other expense and a $3.5 million increase in foreclosed assets expense. Compensation expense decreased mainly due to lower bonus accruals, partially offset by higher payroll tax expense. Other expense increased due primarily to the prior quarter including $2.8 million of credits related to the reversal of accrued merger costs and franchise tax refunds, while the first quarter includes a $1.5 million accrual for operational loss contingencies related to a system outage at a service provider. Foreclosed assets expense increased as the prior quarter included a $3.3 million gain on the sale of a repossessed asset.

Income Taxes

The effective income tax rate was (0.8)% in the first quarter of 2020 compared to 19.8% for the fourth quarter of 2019. Excluding non-deductible goodwill impairment, the effective income tax rate was 24.5%. The fourth quarter 2019 effective tax rate was lower due primarily to $9.1 million of benefits related to changes in state apportionment net of the federal tax effect. Excluding the non-deductible goodwill impairment, the effective tax rate for the full year 2020 is currently estimated to be in the range of 26-28%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended
Roll Forward of Loans and Leases Held	March 31,	December 31,
for Investment, Net of Deferred Fees (1)	2020	2019
	(Dollars in thousands)
Balance, beginning of period	$18,846,872	$18,735,543
Additions:
Production	789,746	1,021,334
Disbursements	1,997,080	1,317,389
Total production and disbursements	2,786,826	2,338,723
Reductions:
Payoffs	(812,707)	(816,134)
Paydowns	(1,053,705)	(1,406,475)
Total payoffs and paydowns	(1,866,412)	(2,222,609)
Sales	-	(43)
Transfers to foreclosed assets	(1,776)	(83)
Charge-offs	(20,205)	(4,659)
Total reductions	(1,888,393)	(2,227,394)
Net increase	898,433	111,329
Balance, end of period	$19,745,305	$18,846,872
Weighted average rate on production (2)	4.31%	4.73%

(1)	Includes direct financing leases but excludes equipment leased to others under operating leases.

(2)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 20 basis points to loan yields in 2020.

Loans and leases held for investment, net of deferred fees, increased by $898.4 million, or 19.2% annualized, in the first quarter of 2020, to $19.7 billion at March 31, 2020. The net loan growth in the first quarter was primarily from the venture capital and asset-based loan portfolio classes, along with ongoing fundings in the residential real estate construction loan class. The growth in venture capital, primarily from drawdown activity, included $241 million in expansion stage, $203 million in equity funds and $63 million in late stage loans.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	March 31, 2020		December 31, 2019		March 31, 2019
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total
			(In thousands)
Real estate mortgage:
Commercial	$4,220,649	21%	$4,202,687	22%	$4,640,510	25%
Income producing and other residential	3,788,295	19%	3,770,060	20%	3,518,948	19%
Total real estate mortgage	8,008,944	40%	7,972,747	42%	8,159,458	44%
Real estate construction and land:
Commercial	1,087,505	6%	1,082,368	6%	943,596	5%
Residential	1,792,748	9%	1,655,434	9%	1,408,128	8%
Total real estate construction and land	2,880,253	15%	2,737,802	15%	2,351,724	13%
Total real estate	10,889,197	55%	10,710,549	57%	10,511,182	57%
Commercial:
Asset-based	3,938,402	20%	3,748,407	20%	3,422,202	19%
Venture capital	2,715,837	14%	2,179,422	12%	2,027,450	11%
Other commercial	1,771,985	9%	1,767,667	9%	1,974,702	11%
Total commercial	8,426,224	43%	7,695,496	41%	7,424,354	41%
Consumer	429,884	2%	440,827	2%	372,161	2%
Total loans and leases held for investment, net of deferred fees	$19,745,305	100%	$18,846,872	100%	$18,307,697	100%

Total unfunded loan commitments	$7,697,724		$8,183,158		$7,465,392

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended March 31, 2020
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
		(In thousands)
Beginning balance	$138,785	$35,861	$174,646
Charge-offs	(20,205)	-	(20,205)
Recoveries	1,095	-	1,095
Net charge-offs	(19,110)	-	(19,110)
Provision	98,000	14,000	112,000
Cumulative effect of change in accounting principle - CECL	3,617	3,710	7,327
Ending balance	$221,292	$53,571	$274,863

	Three Months Ended December 31, 2019
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
		(In thousands)
Beginning balance	$138,552	$33,861	$172,413
Charge-offs	(4,659)	-	(4,659)
Recoveries	3,892	-	3,892
Net charge-offs	(767)	-	(767)
Provision	1,000	2,000	3,000
Ending balance	$138,785	$35,861	$174,646

We adopted CECL on January 1, 2020, which resulted in an increase in the allowance for credit losses of $7.3 million on the adoption date. The significant ACL increase during the first quarter was primarily attributable to the dramatic decline in the economic forecast, the significant increase in special mention loans caused by loan downgrades in the loan portfolios most impacted by the sudden decline in the economy, the loan growth during the quarter, and increased provisions for individually evaluated loans.

The allowance for credit losses as a percentage of loans and leases held for investment was 1.39% at March 31, 2020 under CECL and 0.93% at December 31, 2019 under the incurred loss model.

Gross charge-offs for the first quarter of 2020 were $20.2 million and included $11.5 million for an asset-based oil industry loan and $7.3 million for other commercial loans compared to gross charge-offs for the fourth quarter of 2019 of $4.7 million that included $3.2 million for venture capital loans and $1.0 million for other commercial loans.

Recoveries for the first quarter of 2020 were $1.1 million and included $0.4 million for other commercial loans and $0.4 million for asset-based loans compared to recoveries for the fourth quarter of 2019 of $3.9 million that included $1.8 million for other commercial loans, $0.9 million for asset-based loans, and $0.6 million for venture capital loans.

For the first quarter of 2020 and fourth quarter of 2019, annualized net charge-offs to average loans and leases were 0.40% and 0.02%.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31, 2020		December 31, 2019		March 31, 2019
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total
			(Dollars in thousands)
Noninterest-bearing demand	$7,510,218	38%	$7,243,298	38%	$7,712,409	40%
Interest checking	3,333,147	17%	3,753,978	19%	3,163,228	16%
Money market	4,712,118	24%	4,690,420	24%	4,714,078	25%
Savings	495,039	3%	499,591	3%	537,923	3%
Total core deposits	16,050,522	82%	16,187,287	84%	16,127,638	84%
Non-core non-maturity deposits	836,157	4%	496,407	3%	454,277	2%
Total non-maturity deposits	16,886,679	86%	16,683,694	87%	16,581,915	86%
Time deposits $250,000 and under	2,086,188	11%	2,065,733	11%	2,258,989	12%
Time deposits over $250,000	602,970	3%	483,609	2%	445,023	2%
Total time deposits	2,689,158	14%	2,549,342	13%	2,704,012	14%
Total deposits	$19,575,837	100%	$19,233,036	100%	$19,285,927	100%

At March 31, 2020, core deposits totaled $16.1 billion, or 82% of total deposits, including $7.5 billion of noninterest-bearing demand deposits, or 38% of total deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds at March 31, 2020 were $1.4 billion, of which $1.1 billion was managed by PWAM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	March 31,	December 31,	Increase
Credit Quality Metrics	2020	2019	(Decrease)
		(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$95,602	$92,353	$3,249
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	1,701	440	1,261
Total nonperforming assets ("NPAs")	$97,303	$92,793	$4,510

Performing TDRs held for investment	$8,978	$12,257	$(3,279)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.48%	0.49%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.49%	0.49%

Loan and Lease Credit Risk Ratings:
Pass	$18,698,942	$18,348,004	$350,938
Special mention	898,658	322,956	575,702
Classified	147,705	175,912	(28,207)
Total loans and leases held for investment, net of deferred fees	$19,745,305	$18,846,872	$898,433

Classified loans and leases held for investment to loans and leases held for investment	0.75%	0.93%

Allowance for Credit Losses:
Allowance for credit losses	$274,863	$174,646	$100,217
Provision for credit losses (for the quarter)	$112,000	$3,000	$109,000
Net charge-offs (for the quarter)	$19,110	$767	$18,343
Net charge-offs to average loans and leases (for the quarter)	0.40%	0.02%
Allowance for credit losses to loans and leases held for investment	1.39%	0.93%
Allowance for credit losses to nonaccrual loans and leases held for investment	287.5%	189.1%

(1) Nonaccrual loans include guaranteed amounts of $16.0 million at March 31, 2020 and $17.5 million at December 31, 2019.

Nonaccrual, classified, and special mention loans and leases fluctuate from period to period as a result of loan repayments and our ongoing active portfolio monitoring, including loan downgrades, which were higher than usual triggered by the economic impact from the COVID-19 pandemic.

During the first quarter of 2020, nonaccrual loans and leases increased by $3.2 million, while classified loans and leases decreased by $28.2 million and special mention loans and leases increased by $575.7 million. The decrease in the classified loans and leases category was primarily due to charge-offs totaling approximately $18.0 million, which included an $11.5 million charge-off on a previously classified asset-based oil industry loan and charge-offs totaling $6.1 million on two security monitoring loans. The increase in special mention loans and leases in the first quarter was attributable to loan downgrades primarily in the categories most acutely impacted by COVID-19 including hotels, aviation, restaurants, retail, and small business loans.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	March 31, 2020		December 31, 2019		30-89 Days Past Due
		% of		% of	March 31,	December 31,
		Loan		Loan	2020	2019
	Balance	Category	Balance	Category	Balance	Balance
			(Dollars in thousands)
Real estate mortgage:
Commercial	$19,088	0.5%	$18,346	0.4%	$1,807	$1,735
Income producing and other residential	2,308	0.1%	2,478	0.1%	1,064	2,094
Total real estate mortgage	21,396	0.3%	20,824	0.3%	2,871	3,829
Real estate construction and land:
Commercial	351	0.0%	364	0.0%	-	-
Residential	-	0.0%	-	0.0%	241	1,429
Total real estate construction and land	351	0.0%	364	0.0%	241	1,429
Commercial:
Asset-based	17,104	0.4%	30,162	0.8%	-	19
Venture capital	18,612	0.7%	12,916	0.6%	183	-
Other commercial	37,726	2.1%	27,594	1.6%	4,393	2,258
Total commercial	73,442	0.9%	70,672	0.9%	4,576	2,277
Consumer	413	0.1%	493	0.1%	518	1,006
Total held for investment	$95,602	0.5%	$92,353	0.5%	$8,206	$8,541

CAPITAL

Effective March 31, 2020, we elected the 5-year phase-in as allowed under the recently issued interim regulatory capital rule (IFR) revising the transition for CECL. The IFR allows the addback of 100% of the capital effect of the day one CECL transition adjustment and 25% of subsequent increases in the allowance for credit losses to regulatory capital through December 31, 2021. This cumulative amount will then be reduced from capital over a three year phase-in period. This election increased our regulatory capital ratios by approximately 12 basis points at March 31, 2020. The capital ratios are presented on page 21.

STOCK REPURCHASE PROGRAM

During February 2020, we repurchased 1,953,711 shares at an average price of $35.83 and a total cost of $70.0 million under the previous share repurchase program which expired on February 29, 2020. At March 31, 2020, the remaining amount that could be used to repurchase shares under the $200 million Stock Repurchase Program approved on February 12, 2020 was $200.0 million. The previously announced suspension of share repurchases through June 30, 2020 has been extended indefinitely in light of recent COVID-19 related developments.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $26 billion in assets headquartered in Los Angeles, California, with executive offices in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located in California, one branch located in Durham, North Carolina, and one branch located in Denver, Colorado. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank also offers venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID-19 pandemic is adversely affecting PacWest Bancorp, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. Continued deterioration in general business and economic conditions could adversely affect PacWest Bancorp’s revenues and the values of its assets and liabilities, lead to a tightening of credit and increase stock price volatility. In addition, PacWest Bancorp’s results could be adversely affected by changes in interest rates, further increases in unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, legal and regulatory developments, the price of crude oil and the adoption of the CECL accounting standard. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,	March 31,
	2020	2019	2019
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$172,570	$172,585	$224,758
Interest-earning deposits in financial institutions	439,690	465,039	332,124
Total cash and cash equivalents	612,260	637,624	556,882
Securities available-for-sale, at estimated fair value	3,757,663	3,797,187	3,994,708
Federal Home Loan Bank stock, at cost	54,244	40,924	29,430
Total investment securities	3,811,907	3,838,111	4,024,138
Loans held for sale	-	-	25,124
Gross loans and leases held for investment	19,806,394	18,910,740	18,371,295
Deferred fees, net	(61,089)	(63,868)	(63,598)
Total loans and leases held for investment,
net of deferred fees	19,745,305	18,846,872	18,307,697
Allowance for loan and lease losses	(221,292)	(138,785)	(136,281)
Total loans and leases held for investment, net	19,524,013	18,708,087	18,171,416
Equipment leased to others under operating leases	306,530	324,084	293,853
Premises and equipment, net	39,799	38,585	37,783
Foreclosed assets, net	1,701	440	3,291
Goodwill	1,078,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	34,446	38,394	52,250
Other assets	733,941	636,811	610,731
Total assets	$26,143,267	$26,770,806	$26,324,138
LIABILITIES:
Noninterest-bearing deposits	$7,510,218	$7,243,298	$7,712,409
Interest-bearing deposits	12,065,619	11,989,738	11,573,518
Total deposits	19,575,837	19,233,036	19,285,927
Borrowings	2,295,000	1,759,008	1,481,087
Subordinated debentures	458,994	458,209	454,458
Accrued interest payable and other liabilities	423,047	365,856	311,684
Total liabilities	22,752,878	21,816,109	21,533,156
STOCKHOLDERS' EQUITY (1)	3,390,389	4,954,697	4,790,982
Total liabilities and stockholders’ equity	$26,143,267	$26,770,806	$26,324,138
Book value per share	$28.75	$41.36	$39.86
Tangible book value per share (2)	$19.31	$19.77	$18.22
Shares outstanding	117,916,789	119,781,605	120,201,149

(1) Includes net unrealized gain on securities
available-for-sale, net	$90,916	$78,658	$37,258
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$262,278	$263,402	$274,229
Investment securities	27,446	28,135	29,680
Deposits in financial institutions	1,608	2,056	650
Total interest income	291,332	293,593	304,559
Interest expense:
Deposits	28,247	34,802	34,235
Borrowings	6,778	5,189	7,710
Subordinated debentures	6,560	6,983	7,738
Total interest expense	41,585	46,974	49,683
Net interest income	249,747	246,619	254,876
Provision for credit losses	112,000	3,000	4,000
Net interest income after
provision for credit losses	137,747	243,619	250,876
Noninterest income:
Service charges on deposit accounts	2,658	3,611	3,730
Other commissions and fees	9,721	10,170	11,008
Leased equipment income	12,251	10,648	9,282
Gain on sale of loans and leases	87	23	-
Gain on sale of securities	182	184	2,161
Other income	4,201	2,540	4,883
Total noninterest income	29,100	27,176	31,064
Noninterest expense:
Compensation	61,282	74,637	70,845
Occupancy	14,207	14,541	14,320
Data processing	6,454	6,770	6,925
Other professional services	4,258	4,261	4,513
Insurance and assessments	4,249	4,168	4,038
Intangible asset amortization	3,948	4,153	4,870
Leased equipment depreciation	7,205	6,856	5,651
Foreclosed assets expense (income), net	66	(3,446)	29
Acquisition, integration and
reorganization costs	-	(269)	618
Customer related expense	3,932	3,952	2,943
Loan expense	2,650	2,967	2,885
Goodwill impairment	1,470,000	-	-
Other expense	9,719	5,138	8,650
Total noninterest expense	1,587,970	123,728	126,287
(Loss) earnings before income taxes	(1,421,123)	147,067	155,653
Income tax expense	11,988	29,186	43,049
Net (loss) earnings	$(1,433,111)	$117,881	$112,604
Basic and diluted (loss) earnings per share	$(12.23)	$0.98	$0.92
Dividends declared and paid per share	$0.60	$0.60	$0.60

PACWEST BANCORP AND SUBSIDIARIES
NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(In thousands, except per share data)
Basic Earnings Per Share:
Net (loss) earnings	$(1,433,111)	$117,881	$112,604
Less: earnings allocated to unvested
restricted stock (1)	(939)	(1,458)	(1,163)
Net (loss) earnings allocated to
common shares	$(1,434,050)	$116,423	$111,441
Weighted-average basic shares and
unvested restricted stock outstanding	118,775	119,804	122,227
Less: weighted-average unvested
restricted stock outstanding	(1,495)	(1,566)	(1,352)
Weighted-average basic shares
outstanding	117,280	118,238	120,875
Basic (loss) earnings per share	$(12.23)	$0.98	$0.92
Diluted Earnings Per Share:
Net (loss) earnings allocated to
common shares	$(1,434,050)	$116,423	$111,441
Weighted-average diluted shares
outstanding	117,280	118,238	120,875
Diluted (loss) earnings per share	$(12.23)	$0.98	$0.92

(1) Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$19,065,035	$262,764	5.54%	$18,470,583	$263,783	5.67%	$18,064,230	$274,513	6.16%
Investment securities (3)	3,853,217	28,641	2.99%	3,811,216	29,509	3.07%	3,968,531	30,572	3.12%
Deposits in financial institutions	537,384	1,608	1.20%	498,068	2,056	1.64%	111,950	650	2.35%
Total interest-earning assets (1)	23,455,636	293,013	5.02%	22,779,867	295,348	5.14%	22,144,711	305,735	5.60%
Other assets	3,643,404			3,600,872			3,631,238
Total assets	$27,099,040			$26,380,739			$25,775,949

Liabilities and Stockholders' Equity:
Interest checking	$3,466,812	7,135	0.83%	$3,731,696	10,031	1.07%	$3,041,822	9,321	1.24%
Money market	5,247,866	10,016	0.77%	5,117,553	12,063	0.94%	5,274,987	14,908	1.15%
Savings	497,959	160	0.13%	509,497	204	0.16%	553,032	242	0.18%
Time	2,684,143	10,936	1.64%	2,744,156	12,504	1.81%	2,286,932	9,764	1.73%
Total interest-bearing deposits	11,896,780	28,247	0.95%	12,102,902	34,802	1.14%	11,156,773	34,235	1.24%
Borrowings	2,026,749	6,778	1.35%	1,179,220	5,189	1.75%	1,218,319	7,710	2.57%
Subordinated debentures	458,399	6,560	5.76%	456,997	6,983	6.06%	454,203	7,738	6.91%
Total interest-bearing liabilities	14,381,928	41,585	1.16%	13,739,119	46,974	1.36%	12,829,295	49,683	1.57%
Noninterest-bearing demand deposits	7,357,717			7,338,888			7,783,652
Other liabilities	402,617			372,550			347,037
Total liabilities	22,142,262			21,450,557			20,959,984
Stockholders' equity	4,956,778			4,930,182			4,815,965
Total liabilities and stockholders' equity	$27,099,040			$26,380,739			$25,775,949
Net interest income (1)		$251,428			$248,374			$256,052
Net interest spread (1)			3.86%			3.78%			4.03%
Net interest margin (1)			4.31%			4.33%			4.69%
Total deposits (4)	$19,254,497	$28,247	0.59%	$19,441,790	$34,802	0.71%	$18,940,425	$34,235	0.73%

(1)	Tax equivalent.

(2)	Includes discount accretion on acquired loans of $4.8 million, $3.0 million, and $3.0 million for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

(3)	Includes tax-equivalent adjustments of $1.2 million, $1.4 million, and $0.9 million for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019 related to tax-exempt income on investment securities.

The federal statutory tax rate utilized was 21%.

(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
		(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$172,570	$172,585	$252,596	$185,075	$224,758
Interest-earning deposits in financial institutions	439,690	465,039	483,405	422,663	332,124
Total cash and cash equivalents	612,260	637,624	736,001	607,738	556,882
Securities available-for-sale	3,757,663	3,797,187	3,817,348	3,807,244	3,994,708
Federal Home Loan Bank stock	54,244	40,924	26,865	43,146	29,430
Total investment securities	3,811,907	3,838,111	3,844,213	3,850,390	4,024,138
Loans held for sale	-	-	-	-	25,124
Gross loans and leases held for investment	19,806,394	18,910,740	18,796,011	18,532,740	18,371,295
Deferred fees, net	(61,089)	(63,868)	(60,468)	(59,888)	(63,598)
Total loans and leases held for
investment, net of deferred fees	19,745,305	18,846,872	18,735,543	18,472,852	18,307,697
Allowance for loan and lease losses	(221,292)	(138,785)	(138,552)	(135,037)	(136,281)
Total loans and leases held for investment, net	19,524,013	18,708,087	18,596,991	18,337,815	18,171,416
Equipment leased to others under operating leases	306,530	324,084	295,854	300,668	293,853
Premises and equipment, net	39,799	38,585	37,926	38,162	37,783
Foreclosed assets, net	1,701	440	1,366	1,472	3,291
Goodwill	1,078,670	2,548,670	2,548,670	2,548,670	2,548,670

Core deposit and customer relationship intangibles, net	34,446	38,394	42,547	47,380	52,250
Other assets	733,941	636,811	621,059	612,119	610,731
Total assets	$26,143,267	$26,770,806	$26,724,627	$26,344,414	$26,324,138
LIABILITIES:
Noninterest-bearing deposits	$7,510,218	$7,243,298	$7,441,185	$7,299,213	$7,712,409
Interest-bearing deposits	12,065,619	11,989,738	12,292,018	11,506,543	11,573,518
Total deposits	19,575,837	19,233,036	19,733,203	18,805,756	19,285,927
Borrowings	2,295,000	1,759,008	1,253,031	1,913,059	1,481,087
Subordinated debentures	458,994	458,209	456,145	456,112	454,458

Accrued interest payable and other liabilities	423,047	365,856	362,140	317,477	311,684
Total liabilities	22,752,878	21,816,109	21,804,519	21,492,404	21,533,156
STOCKHOLDERS' EQUITY (1)	3,390,389	4,954,697	4,920,108	4,852,010	4,790,982

Total liabilities and stockholders’ equity	$26,143,267	$26,770,806	$26,724,627	$26,344,414	$26,324,138
Book value per share	$28.75	$41.36	$41.06	$40.49	$39.86
Tangible book value per share (2)	$19.31	$19.77	$19.43	$18.83	$18.22
Shares outstanding	117,916,789	119,781,605	119,831,192	119,829,104	120,201,149

(1) Includes net unrealized gain on
securities available-for-sale, net	$90,916	$78,658	$95,887	$73,066	$37,258
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$262,278	$263,402	$275,978	$284,236	$274,229
Investment securities	27,446	28,135	28,806	28,948	29,680
Deposits in financial institutions	1,608	2,056	2,424	1,349	650
Total interest income	291,332	293,593	307,208	314,533	304,559
Interest expense:
Deposits	28,247	34,802	40,703	38,720	34,235
Borrowings	6,778	5,189	6,852	7,210	7,710
Subordinated debentures	6,560	6,983	7,417	7,705	7,738
Total interest expense	41,585	46,974	54,972	53,635	49,683
Net interest income	249,747	246,619	252,236	260,898	254,876
Provision for credit losses	112,000	3,000	7,000	8,000	4,000

Net interest income after provision for credit losses	137,747	243,619	245,236	252,898	250,876
Noninterest income:
Service charges on deposit accounts	2,658	3,611	3,525	3,771	3,730
Other commissions and fees	9,721	10,170	10,855	11,590	11,008
Leased equipment income	12,251	10,648	9,615	9,182	9,282
Gain on sale of loans and leases	87	23	765	326	-
Gain on sale of securities	182	184	908	22,192	2,161
Other income	4,201	2,540	7,761	3,832	4,883
Total noninterest income	29,100	27,176	33,429	50,893	31,064
Noninterest expense:
Compensation	61,282	74,637	71,424	68,956	70,845
Occupancy	14,207	14,541	14,089	14,457	14,320
Data processing	6,454	6,770	7,044	6,817	6,925
Other professional services	4,258	4,261	4,400	4,629	4,513
Insurance and assessments	4,249	4,168	4,100	4,098	4,038
Intangible asset amortization	3,948	4,153	4,833	4,870	4,870
Leased equipment depreciation	7,205	6,856	5,951	5,558	5,651
Foreclosed assets expense (income), net	66	(3,446)	8	(146)	29
Acquisition, integration and
reorganization costs	-	(269)	-	-	618
Customer related expense	3,932	3,952	3,539	3,405	2,943
Loan expense	2,650	2,967	3,628	3,451	2,885
Goodwill impairment	1,470,000	-	-	-	-
Other expense	9,719	5,138	7,793	9,332	8,650
Total noninterest expense	1,587,970	123,728	126,809	125,427	126,287
(Loss) earnings before income taxes	(1,421,123)	147,067	151,856	178,364	155,653
Income tax expense	11,988	29,186	41,830	50,239	43,049
Net (loss) earnings	$(1,433,111)	$117,881	$110,026	$128,125	$112,604
Basic and diluted (loss) earnings per share	$(12.23)	$0.98	$0.92	$1.07	$0.92
Dividends declared and paid per share	$0.60	$0.60	$0.60	$0.60	$0.60

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	(21.27)%	1.77%	1.65%	1.99%	1.77%
Return on average equity (1)	(116.28)%	9.49%	8.93%	10.66%	9.48%
Return on average tangible equity (1)(2)	6.88%	19.98%	19.01%	23.15%	20.64%
Efficiency ratio	40.6%	44.8%	42.3%	41.6%	42.4%
Noninterest expense as a percentage
of average assets (1)	23.57%	1.86%	1.91%	1.95%	1.99%
Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.54%	5.67%	5.91%	6.26%	6.16%
Average interest-earning assets (3)	5.02%	5.14%	5.41%	5.68%	5.60%
Cost of:
Average interest-bearing deposits	0.95%	1.14%	1.34%	1.35%	1.24%
Average total deposits	0.59%	0.71%	0.83%	0.81%	0.73%
Average interest-bearing liabilities	1.16%	1.36%	1.60%	1.64%	1.57%
Net interest spread (3)	3.86%	3.78%	3.81%	4.04%	4.03%
Net interest margin (3)	4.31%	4.33%	4.46%	4.72%	4.69%
Average Balances:
Assets:
Loans and leases, net of deferred fees	$19,065,035	$18,470,583	$18,539,281	$18,239,690	$18,064,230
Interest-earning assets	23,455,636	22,779,867	22,793,676	22,258,828	22,144,711
Total assets	27,099,040	26,380,739	26,406,603	25,849,189	25,775,949
Liabilities:
Noninterest-bearing deposits	7,357,717	7,338,888	7,487,555	7,544,027	7,783,652
Interest-bearing deposits	11,896,780	12,102,902	12,031,776	11,545,785	11,156,773
Total deposits	19,254,497	19,441,790	19,519,331	19,089,812	18,940,425
Borrowings	2,026,749	1,179,220	1,181,313	1,142,223	1,218,319
Subordinated debentures	458,399	456,997	456,011	454,901	454,203
Interest-bearing liabilities	14,381,928	13,739,119	13,669,100	13,142,909	12,829,295
Stockholders' equity	4,956,778	4,930,182	4,890,746	4,818,889	4,815,965

(1) Annualized.
(2) Non-GAAP measure.
(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
	(Dollars in thousands)
Credit Quality Ratios:

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.48%	0.49%	0.53%	0.44%	0.48%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.49%	0.49%	0.54%	0.45%	0.50%
Classified loans and leases held for investment to loans and leases held for investment	0.75%	0.93%	1.01%	1.03%	1.04%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	2.36%	0.06%	0.15%	0.18%	0.09%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	0.40%	0.02%	0.10%	0.25%	0.00%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.19%	0.09%	0.20%	0.18%	0.22%
Allowance for credit losses to loans and leases held for investment	1.39%	0.93%	0.92%	0.92%	0.95%
Allowance for credit losses to nonaccrual loans and leases held for investment	287.5%	189.1%	174.0%	209.1%	195.6%
PacWest Bancorp Consolidated
Capital:
Tier 1 leverage ratio (1)	8.64%	9.74%	9.50%	9.49%	9.38%
Common equity tier 1 capital ratio (1)	9.23%	9.78%	9.55%	9.53%	9.48%
Tier 1 capital ratio (1)	9.23%	9.78%	9.55%	9.53%	9.48%
Total capital ratio (1)	12.21%	12.41%	12.16%	12.18%	12.15%
Risk-weighted assets (1)	$24,178,995	$23,582,495	$23,579,614	$23,117,199	$22,939,074
Equity to assets ratio	12.97%	18.51%	18.41%	18.42%	18.20%
Tangible common equity ratio (2)	9.10%	9.79%	9.65%	9.50%	9.23%
Book value per share	$28.75	$41.36	$41.06	$40.49	$39.86
Tangible book value per share (2)	$19.31	$19.77	$19.43	$18.83	$18.22
Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	9.72%	10.95%	10.72%	10.76%	10.57%
Common equity tier 1 capital ratio (1)	10.39%	11.00%	10.79%	10.80%	10.69%
Tier 1 capital ratio (1)	10.39%	11.00%	10.79%	10.80%	10.69%
Total capital ratio (1)	11.53%	11.74%	11.52%	11.53%	11.45%

(1)	Capital information for March 31, 2020 is preliminary.

(2)	Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended
	March 31,	December 31,	March 31,
Return on Average Tangible Equity	2020	2019	2019
	(Dollars in thousands)
Net (loss) earnings	$(1,433,111)	$117,881	$112,604
Add: Intangible asset amortization	3,948	-	-
Add: Goodwill amortization	1,470,000	-	-
Adjusted net earnings	$40,837	$117,881	$112,604
Average stockholders' equity	$4,956,778	$4,930,182	$4,815,965
Less: Average intangible assets	2,569,189	2,589,217	2,603,842
Average tangible common equity	$2,387,589	$2,340,965	$2,212,123
Return on average equity (1)	(116.28)%	9.49%	9.48%
Return on average tangible equity (2)	6.88%	19.98%	20.64%

(1)	Annualized net earnings divided by average stockholders' equity.

(2)	Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	March 31,	December 31,	September 30,	June 30,	March 31,
Tangible Book Value Per Share	2020	2019	2019	2019	2019
	(Dollars in thousands, except per share data)
Stockholders' equity	$3,390,389	$4,954,697	$4,920,108	$4,852,010	$4,790,982
Less: Intangible assets	1,113,116	2,587,064	2,591,217	2,596,050	2,600,920
Tangible common equity	$2,277,273	$2,367,633	$2,328,891	$2,255,960	$2,190,062
Total assets	$26,143,267	$26,770,806	$26,724,627	$26,344,414	$26,324,138
Less: Intangible assets	1,113,116	2,587,064	2,591,217	2,596,050	2,600,920
Tangible assets	$25,030,151	$24,183,742	$24,133,410	$23,748,364	$23,723,218
Equity to assets ratio	12.97%	18.51%	18.41%	18.42%	18.20%
Tangible common equity ratio (1)	9.10%	9.79%	9.65%	9.50%	9.23%
Book value per share	$28.75	$41.36	$41.06	$40.49	$39.86
Tangible book value per share (2)	$19.31	$19.77	$19.43	$18.83	$18.22
Shares outstanding	117,916,789	119,781,605	119,831,192	119,829,104	120,201,149

(1)	Tangible common equity divided by tangible assets.

(2)	Tangible common equity divided by shares outstanding.